SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): August 9, 2005

Whitemark Homes, Inc.
(Exact Name of Registrant as Specified in Charter)

Colorado	0-8301	25-1302097
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

650 South Central Avenue, Suite 1000, Oviedo, Florida	32765
(Address of principal executive offices)	(Zip code)

(407) 366-9668
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Whitemark Homes, Inc., a Colorado corporation (the “Company”) has experienced significant difficulties in obtaining financing for new project acquisitions and construction. The lenders, which did previously provide financing, usually required the personal guarantee of the Company’s former President, Kenneth White. Mr. White resigned as both a director and the Company’s President on July 27, 2005. On July 27, 2005, the Company’s Board of Director appointed Mr. William D. Rigsby as the Company’s new President, Chief Executive Officer and as a member of the Board of Directors. Mr. Rigsby will not provide any personal guarantees to the Company’s lenders. As a result of the Company’s ongoing difficulty in obtaining new project financing, the Company intends to complete its two (2) current projects and then either look to be acquired or attempt to sell the public shell.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITEMARK HOMES, INC.

Date: August 11, 2005	By:	/s/ William D. Rigsby
Name: William D. Rigsby Its: President and Chief Executive Officer